                                                                    Exhibit 21.1


                            SUBSIDIARIES OF THE REGISTRANT


                Name of Subsidiary              State of Incorporation/Formation
                ------------------              --------------------------------

                Accuride Canada, Inc.                     Ontario, Canada

                Accuride Texas, Inc.                          Delaware

              Accuride Ventures, Inc.                         Delaware

         Accuride de Mexico, S.A. de C.V.                      Mexico

                  Servicios AISA                               Mexico

                     AKW, L.P.                                Delaware

             AKW General Partner, L.L.C.                      Delaware

          Accuride Kentucky Holding Company                   Delaware

         Accuride Tennessee Holding Company                   Delaware

      Accuride Henderson Facilities Management                Delaware
                    Corporation

       Accuride Henderson Limited Liability                   Delaware
                     Company

       Accuride Columbia Limited Partnership                  Delaware

       Accuride Columbia Facilities Management                Delaware
                    Corporation